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Exhibit 99

FindWhat.com                                        News Release
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Public Relations Contact:                           Company Contact:
Donald Kaplan                                       Phillip R. Thune, COO / CFO
Rubenstein Associates, Inc.                         FindWhat.com
212-843-8065                                        212-255-1500
dkaplan@rubenstein.com                              pthune@findwhat.com
                                                    -------------------

                     FINDWHAT.COM CHALLENGES OVERTURE PATENT
     - SEEKS DECLARATION THAT OVERTURE PATENT IS INVALID AND UNENFORCEABLE -

NEW YORK - JANUARY 24, 2002 - FINDWHAT.COM (NASDAQ: FWHT), a leading developer and marketer of performance-based advertising services for the Internet, featuring the FindWhat.com pay-for-performance search engine, today announced that it is seeking a declaration in Federal Court that U.S. Patent No. 6,269,361, held by Overture Services, Inc., is invalid and unenforceable, and that FindWhat.com does not infringe on this patent.

         "FindWhat.com respects the valid intellectual property rights of others; however, we believe that Overture's patent was improperly obtained and should be found invalid and unenforceable," said Craig Pisaris-Henderson, President and CEO of FindWhat.com. "FindWhat.com would have preferred to find a mutually agreeable business solution to this matter, but Overture's overreaching demands concerning the `361 patent forced us to seek to vindicate our rights in court."

         FindWhat.com, the first pay-for-performance search engine to show a profit and the clear second-ranked company in the performance-based search engine sector, has retained the law firm of Baker Botts to challenge Overture's patent in the District Court for the Southern District of New York. This patent was issued to GoTo.com (now Overture Services) on July 31, 2001. In December 2001, Overture offered a license for the patent on terms that FindWhat.com believes are economically and structurally oppressive. In order to avoid litigation, FindWhat.com entered into discussions with Overture regarding a licensing agreement. Overture's unwillingness to license the '361 patent on reasonable terms and conditions has left FindWhat.com no choice other than to pursue its legal rights by formally challenging the validity, enforceability and infringement of the patent in a declaratory judgment action that was filed January 17, 2002.

         In the filing, FindWhat.com, based upon information and belief, alleges:

         (1) that the '361 patent is invalid because it describes and claims a system that was in use by GoTo.com, and publicly described in numerous publications, more than a year prior to the time GoTo filed the patent application which resulted in the '361 patent; patent law requires that an application for a patent be filed less than a year after any public use or disclosure of the invention;

         (2) that GoTo misrepresented to the patent office the nature and extent of its prior and public uses of the claimed subject matter in order to secure the '361 patent; and

         (3) that statements made to the patent office, which were material to the patent office's decision to grant the patent, were clearly false and misleading.

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         Given all of these circumstances, FindWhat.com states its belief in the complaint that the '361 patent is invalid and unenforceable, and that FindWhat.com does not infringe on Overture's patent.

ABOUT FINDWHAT.COM
Through its performance-based, pay-for-position search engine (www.FindWhat.com), FindWhat.com operates an online marketplace where Web publishers use an automated bidding process to determine the per-click fee they will pay for premier placement on the search results returned by the FindWhat.com search engine. These results are shown on FindWhat.com's network of distribution partners, which include CNET's Search.com and InfoSpace's MetaCrawler and Dogpile. The Web sites offering the highest bid for particular keywords and key phrases appear first on the list of search results distributed throughout the network. This cost-effective, pay-for-performance model allows Web publishers to pay only for those customers who click through to their sites, and increase their potential for exposure through the millions of searches distributed throughout the network per day. More information on FindWhat.com is available on the company's web site at http://www.FindWhat.com.

FORWARD LOOKING STATEMENTS
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "alleges," "plan," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in FindWhat.com's reports filed with the U.S. Securities and Exchange Commission. Readers should note that these statements may be impacted by several factors, including economic changes and changes in the Internet industry generally and, accordingly, FindWhat.com's actual performance and results may vary from those stated herein, and FindWhat.com undertakes no obligation to update the information contained herein.